UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 17, 2010, YRC Worldwide Inc. (the “Company”) announced that its stockholders approved the following proposals at the Company’s special meeting of stockholders held on February 17, 2010:

1)	amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock from $1.00 to $0.01; and increase the number of authorized shares from 125,000,000 shares to 2,050,000,000 shares of which 5,000,000 shares shall be preferred stock, par value $1.00 per share, and 2,000,000,000 shares shall be common stock, par value $0.01 per share;

2)	amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock following the effectiveness of the par value reduction and the authorized share increase described in Proposal No. 1 above, at a ratio that will be determined by the Company’s board of directors and that will be within a range of one-to-five to one-for-25; and reduce the number of authorized shares of the Company’s common stock by the reverse split ratio; and

3)	possible adjournment of the special meeting, if necessary, to solicit additional proxies, if there were not sufficient votes at the time of the special meeting to approve Proposal No. 1 or Proposal No. 2.

A copy of the news release announcing the results of the shareholder vote is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated February 17, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: February 17, 2010	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated February 17, 2010

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